UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2811 Airpark Drive
Santa Maria,	California	93455
(Address of principal executive offices)		(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;         Compensatory Arrangements of Certain Officers.

Separation of Dawn Kimball as Senior Vice President and Chief People Officer

On March 2, 2021, Landec Corporation (the “Company”) and Dawn Kimball, the Company’s Senior Vice President and Chief People Officer, agreed to separate her employment, effective March 12, 2021 (the “Separation Date”). The Company determined that Ms. Kimball will be eligible to receive severance payments and benefits in accordance with the non-cause termination provisions of her existing employment agreement, which is memorialized in a Separation Agreement and General Release (the “Separation Agreement”) described below.
The Separation Agreement provides that Ms. Kimball will receive the following payments and benefits, provided she does not revoke the Separation Agreement: (i) salary continuation payments for twelve months following her separation date, payable in consecutive equal monthly installments, in an aggregate amount of $309,000, reflecting twelve months’ base salary, (ii) the pro rata portion of her cash incentive award for the Company’s 2021 fiscal year, which will be paid in a lump sum on the date on which cash incentive awards are paid to active employees, (iii) healthcare continuation payments for up to twelve months and (iv) accelerated vesting of her equity awards as follows: (A) the Company stock options held by Ms. Kimball will vest and become exercisable as to the number of underlying shares that would have vested had she remained employed for the 12-month period following the Separation Date and (B) the Company restricted stock unit awards held by Ms. Kimball will vest as to the number of shares that would have vested monthly over the applicable vesting period from the respective grant dates until the first anniversary of the Separation Date (had the vesting schedule been monthly and had she remained employed through such first anniversary). The Separation Agreement also contains a customary cooperation covenant and a general release of claims against the Company and its affiliates. Ms. Kimball may revoke the Separation Agreement until March 11, 2021.
The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation and General Release, dated March 4, 2021, by and between the Company and Dawn Kimball.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2021

LANDEC CORPORATION

By:	/s/ John Morberg
John Morberg
Chief Financial Officer

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